Exhibit 99.1
VIPER ENERGY, INC., A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., ANNOUNCES DROP DOWN TRANSACTION AND OPERATIONS UPDATE

MIDLAND, Texas, January 30, 2025 (GLOBE NEWSWIRE) -- Viper Energy, Inc. (NASDAQ:VNOM)
(“Viper” or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ:FANG) (“Diamondback”), today provided an update on Q4 2024 financial and operating results.

FOURTH QUARTER HIGHLIGHTS
•Q4 2024 average daily production of 29,859 bo/d (56,109 boe/d)
•Q4 2024 average unhedged realized prices of $69.91 per barrel of oil, $0.84 per Mcf of natural gas, and $22.15 per barrel of natural gas liquids
•During the fourth quarter of 2024, the Company recorded total operating income of $228.7 million
•Declared Q4 2024 combined base-plus-variable dividend of $0.65 per Class A common share; payable on March 13, 2025 to Class A shareholders of record at the close of business on March 6, 2025

Additionally, the Company announced today it and its operating subsidiary Viper Energy Partners LLC (“OpCo”) have entered into a definitive purchase and sale agreement to acquire all of the equity interests of certain mineral and royalty-interest owning subsidiaries of Diamondback in exchange for $1.0 billion of cash and approximately 69.6 million OpCo units (along with an accompanying equal amount of Class B common stock of the Company), subject to customary adjustments (the “Drop Down”). The transaction was negotiated for the Company by the Audit Committee of its Board of Directors, which consists solely of independent directors and is appointed by the Board of Directors to oversee all related party transactions. The cash portion of this transaction is expected to be funded through a combination of cash on hand, borrowings under the Company’s credit facility, and proceeds from one or more capital markets transactions, subject to market conditions and other factors. The Company expects the transaction to close in the second quarter of 2025, subject to the satisfaction of customary closing conditions, including the approval of the transaction by a majority of the Company’s stockholders not affiliated with Diamondback.

The Company today also announced it and OpCo have entered into a separate definitive purchase and sale agreement to acquire certain mineral and royalty interests from Morita Ranches Minerals LLC in exchange for approximately $211 million of cash and approximately 2.4 million OpCo units (along with an accompanying equal amount of Class B common stock of the Company), subject to customary adjustments (the “Quinn Ranch Acquisition” and together with the Drop Down, the “Pending Acquisitions”). The cash portion of this transaction is expected to be funded through a combination of cash on hand and borrowings under the Company’s credit facility. The Company expects the transaction to close during the first quarter of 2025, subject to customary closing conditions.

PENDING ACQUISITIONS COMBINED HIGHLIGHTS
•Approximately 23,100 net royalty acres (“NRAs”) in the Midland Basin; additional acreage in the Delaware and Williston Basins (approximately 1,700 NRAs combined)
•Diamondback operates >70% of the Midland Basin NRAs with an approximately 5.0% average net revenue interest (“NRI”) across high-quality and largely undeveloped acreage
•Expected average daily oil production for full year 2025 of approximately 18,000 bo/d (32,000 boe/d); includes contribution from Diamondback’s expected development plan (11.0-12.0 net 100% royalty interest wells) and 6.7 net existing DUCs and permits operated by third party operators
•Viper currently expects Diamondback to complete roughly 300-325 gross locations on the acquired properties in 2026 with an estimated average ~6.0% NRI; expected to drive an increase in Diamondback-operated production from an average of approximately of 11,000 bo/d in 2025 to approximately 14,000 bo/d in 2026
•Third party operated acreage located primarily in Martin, Midland, and Reagan counties; ExxonMobil (~35% of third party operated acreage) is the largest operator with diversified exposure to other leading well-capitalized operators in the Midland Basin
•Substantial near and long-term financial accretion; expected to be >10% accretive to cash available for distribution per Class A share immediately upon closing
•Each of the Pending Acquisitions has an effective date of January 1, 2025

PRO FORMA VIPER HIGHLIGHTS
•Giving effect to only the assumed closing of the Quinn Ranch Acquisition during Q1 2025, initiating average daily production guidance for Q1 2025 of 30,000 to 31,000 bo/d (54,000 to 56,000 boe/d)
•Upon the assumed closing of the Drop Down during Q2 2025, expect average daily production for the balance of 2025 in the range of 47,000 to 49,000 bo/d (85,000 to 88,000 boe/d); the midpoint is approximately 61% higher than standalone Viper’s Q4 2024 average daily oil production
•Based on Diamondback’s expected development plans, Viper expects its Diamondback-operated production to increase to approximately 31,000 bo/d in 2026, up from approximately 27,000 bo/d on a pro forma basis in 2025
•Viper expects to own an interest in approximately 75% of the total amount of gross wells that Diamondback would plan to develop over the next five years at today’s activity levels; expect to own an estimated ~6.0% NRI in these wells
•Total inventory of Diamondback-operated locations with a greater than 10% IRR at $50 WTI of approximately 334 net locations
•Approximately 60,200 NRAs in the Permian Basin, approximately 36,300 of which are operated by Diamondback; represents increases of approximately 70% and 90%, respectively
•Maintaining return of capital commitment of at least 75% of cash available for distribution
•Conservative leverage of <1.0x expected at year-end 2025 based on current commodity prices

“We are excited to announce today the highly anticipated, transformative Drop Down transaction between Viper and Diamondback. This transaction, combined with the Quinn Ranch Acquisition, furthers Viper’s alignment with Diamondback’s expected development plan and positions Viper to continue to deliver organic growth driven by the Diamondback drillbit for multiple years ahead. The pro forma size and scale provided to Viper, and the continued support of our parent company, meaningfully enhances the unmatched advantage Viper has in the minerals and royalty market,” stated Travis Stice, Chief Executive Officer of Viper.

Mr. Stice continued, “In addition to being immediately accretive to all relevant financial metrics, this conservatively financed transaction also reduces Viper’s pro forma leverage to below 1.0x. Looking ahead, Viper’s leading scale and fortress balance sheet will enable the Company to continue to opportunistically consolidate the highly fragmented minerals market through a disciplined and focused approach.”

Advisors

Evercore is serving as financial advisor to the Audit Committee of Viper’s Board of Directors and Hunton Andrews Kurth LLP is serving as the Audit Committee’s legal advisor for the Drop Down.

RBC Capital Markets is serving as financial advisor to Diamondback and Kirkland & Ellis LLP is serving as its legal advisor for the Drop Down.

For the Quinn Ranch Acquisition, Akin Gump Strauss Hauer & Feld LLP is serving as Viper’s legal advisor and Vinson & Elkins LLP is serving as legal advisor for Morita Ranches Minerals LLC.

About Viper Energy, Inc.

Viper is a corporation formed by Diamondback to own, acquire and exploit oil and natural gas properties in North America, with a focus on owning and acquiring mineral and royalty interests in oil-weighted basins, primarily the Permian Basin. For more information, please visit www.viperenergy.com.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws, which involve certain risks, uncertainties and assumptions that could cause the results to differ materially from those expected by the management of Viper. All statements, other than historical facts, that address activities that Viper assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including specifically the statements regarding the pending acquisitions discussed in this news release and any potential capital markets transactions and other funding sources for the pending acquisitions, as well as statements regarding the pro forma results for the pending acquisitions and Viper’s operating and financial expectations following those acquisitions, including existing and future production on the mineral and royalty acreage subject to the pending acquisitions and Diamondback’s plans with respect to such Diamondback-operated acreage.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: the completion of the pending acquisitions on anticipated terms and timing or at all, including obtaining the requisite regulatory and stockholder approvals for the Pending Drop Down, the satisfaction of other conditions to the pending acquisitions, uncertainties as to whether the pending acquisitions, if consummated, will achieve their anticipated benefits within the expected time periods or at all, and those risks described in Item 1A of Viper’s Annual Report on Form 10-K, filed with the SEC on February 22, 2024, subsequent Forms 10-Q and 8-K and other filings Viper makes with the SEC, which can be obtained free of charge on the SEC’s website at http://www.sec.gov and Viper’s website at www.viperenergy.com/investors/, as well as those risks that will be more fully described in the definitive proxy statement on Schedule 14A that is intended to be filed with the SEC in connection with the Pending Drop Down.

In light of these factors, the events anticipated by Viper’s forward-looking statements may not occur at the time anticipated or at all. Moreover, Viper conducts its business in a very competitive and rapidly changing environment and new risks emerge from time to time. Viper cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this news release or, if earlier, as of the date they were made. Viper does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Additional Information about the Pending Drop Down and Where to Find It

In connection with the Pending Drop Down, Viper expects to file relevant materials with the SEC including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Viper will mail the definitive proxy statement to each stockholder entitled to vote at the special meeting relating to the Pending Drop Down. This news release is not a substitute for the proxy statement or for any other document that Viper may file with the SEC and send to its stockholders in connection with the Pending

Drop Down. INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PENDING DROP DOWN THAT VIPER WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement, and other relevant materials in connection with the Pending Drop Down (when they become available) and any other documents filed by Viper with the SEC, may be obtained free of charge at the SEC’s website www.sec.gov. Copies of the documents filed with the SEC by Viper will be available free of charge on Viper’s website at www.viperenergy.com/investors.

Participants in the Solicitation

Viper and its directors and executive officers, and Diamondback as its parent and major stockholder, may be deemed, under SEC rules, to be participants in the solicitation of proxies from Viper’s stockholders in connection with the Pending Drop Down. Information about the directors and executive officers of Viper and, as applicable, about Diamondback, is set forth in (i) in Viper’s proxy statement for its 2024 annual meeting, including under the headings “Proposal 1—Election of Directors”, “Executive Officers”, “Compensation Discussion and Analysis”, “Compensation Tables”, “Stock Ownership” and “Certain Relationships and Related Transactions,” which was filed with the SEC on April 25, 2024 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1602065/000119312524113976/d796418ddef14a.htm, (ii) Viper’s Annual Report on Form 10-K for the year ended December 31, 2023, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence”, which was filed with the SEC on February 22, 2024 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1602065/000160206524000010/vnom-20231231.htm and (iii) subsequent statements of changes in beneficial ownership on file with the SEC.

Additional information about Diamondback may be found in Diamondback’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed by Diamondback with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Diamondback’s website at www.diamondbackenergy.com/investors.

Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed with the SEC when they become available. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Viper’s website at www.viperenergy.com/investors.

No Offer or Solicitation

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Investor Contact:

Austen Gilfillian
+1 432.221.7420
agilfillian@diamondbackenergy.com

Source: Viper Energy, Inc.; Diamondback Energy, Inc.